August 22, 2014

Quarry Bay Equity Inc.
1201 Orange Street Suite 600
Wilmington DE 19899
Contact: Tom Sharp
Email: Quarrybay@corphouse.net

Dear Sirs:

Further to our verbal agreement regarding the retirement of your outstanding debt by way of the issuance of shares of Epoxy, Inc. (the “Company”) common stock at $0.02 per share, we wish to memorialize our mutual understanding by way of this letter agreement.  Should you be in agreement with the terms noted below, please sign and return to us via Email – dave@epoxyapp.com at the very earliest opportunity.

(1)
Debt.  As of the date of this letter the Company is currently indebted to Quarry Bay Equity Inc. (“Quarry bay”) in the amounts as noted below, and as evidenced by the attached demand promissory notes (collectively referred to as the “Notes”):

Date of Note:	December 14, 2011	November 21, 2012	December 14, 2011
Balance as at August 22, 2014	USD$24,150	USD$2,500	CAD$26,075
Converted to USD as of today’s interbank
Rate of 1.09			USD$23,922
Total(USD):	$24,150	$2,500	$23,922
$50,572

(2)	Quarry Bay acknowledges that the Notes are non-interest bearing and due on demand;

(3)
Effective the date hereof, Quarry Bay accepts a total of 2,528,600 shares of the common stock of the Company (the “Debt Shares”) at a price of $0.02 per share in full and final settlement of outstanding debt in the total principal amount of $50,572.

(4)	Quarry Bay acknowledges they are a company duly incorporated under the laws of the State of Delaware and that they are not now, and have never been an affiliate of the Company.

(5)
The Company will claim an exemption from the registration requirements of the Securities Act of 1933, as amended,  for the issuance of the Debt Shares to Quarry Bay pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the purchasers are “accredited investors” and/or qualified institutional buyers, the purchasers have access to information about the Company and its purchase, the purchasers will take the securities for investment and not resale.

I trust the aforementioned correctly sets out our understanding.

Yours truly,

David Gasparine
President

Agreed and accepted this       day of August, 2014.

Quarry Bay Equity Inc.